Exhibit 1.1

EXECUTION COPY

PNC Capital Trust E, Issuer

and

The PNC Financial Services Group, Inc., Guarantor

$450,000,000

(Aggregate Liquidation Amount)

7.75% Trust E Preferred Securities

(Liquidation Amount $25 per Preferred Security)

Underwriting Agreement

New York, New York

February 6, 2008

To the Representatives

named in Schedule I

hereto of the

Underwriters named in

Schedule II hereto

Dear Ladies and Gentlemen:

PNC Capital Trust E (the “Trust”), a statutory trust organized under the Business Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et seq.), and The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Corporation” and together with the Trust, the “Offerors”), as depositor of the Trust and as guarantor, propose to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the Trust’s 7.75% Preferred Securities (liquidation amount $25 per Preferred Security) (the “Preferred Securities”) with an aggregate liquidation amount identified in Schedule I hereto. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of February 13, 2008 (the “Trust Agreement”), among the Corporation, as depositor and as guarantor, and The Bank of New York (the “Trust Company”), a New York banking corporation, as property trustee (the “Property Trustee”), BNYM (Delaware), formerly The Bank of New York (Delaware) (“Trust Delaware”), a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”) and the holders from time to time of undivided interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Corporation on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (the “Guarantee”) pursuant to the Guarantee Agreement dated as of February 13, 2008 (the “Guarantee Agreement”), between the Corporation and the Trust Company, as Trustee (the “Guarantee Trustee”). The assets of the Trust will consist of Junior Subordinated Deferrable Interest Notes, due 2068 (the “Subordinated Notes”) of the Corporation which will be issued under the amended and restated Junior Subordinated Indenture dated as of February 13, 2008 (the “Indenture”), between the Corporation and the Trust Company, as Trustee (the “Indenture Trustee”).

The Preferred Securities, the Guarantee and the Subordinated Notes are hereinafter collectively referred to as the “Securities.”

Section 1. Representations and Warranties. The Corporation and the Trust represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (e) hereof.

(a) The Corporation and the Trust meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”) and have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Corporation and the Trust may have filed one or more amendments thereto, may have filed additional basic prospectuses thereto and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering (as defined below) and, although the Basic Prospectus may not include all information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Corporation and the Trust will file a new basic prospectus pursuant to Rule 424(b)(3) (the “New Basic Prospectus”). The Corporation and the Trust will file a term sheet pursuant to Rule 433 disclosing the pricing terms of the offering. The Corporation and the Trust will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Pricing Disclosure Package) as the Corporation has advised you, prior to the Execution Time, will be included or made therein.

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Corporation, the Trust or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Corporation and Trust were each a “well-known seasoned issuer” as defined in Rule 405; and at the earliest time after the filing of the Registration Statement that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, neither the Corporation or the Trust was an “ineligible issuer” as defined in Rule 405.

(c) Neither the Corporation nor the Trust has sustained since the date of the latest audited financial statements included or incorporated by reference in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, there has not been any material change in the capital stock or long term debt of the Corporation or the Trust or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Corporation or the Trust, otherwise than as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time.

(d) On the Effective Date, the Registration Statement did, at the Applicable Time and on the Closing Date, the Pricing Disclosure Package did and will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Applicable Time and on the Closing Date, the Pricing Disclosure Package did not or will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation and the Trust make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the

Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Corporation or the Trust by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(e) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Applicable Time” shall mean 5 p.m. (Eastern Time) on February 6, 2008. “Basic Prospectus” shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the New Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. “Pricing Disclosure Package” shall mean the New Basic Prospectus (as amended and supplemented immediately prior to the Applicable Time) and any Preliminary Final Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 3(a) hereof and by the other Issuer Free Writing Prospectuses listed on Schedule III hereto. “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the New Basic Prospectus, included in the Registration Statement at the Effective Date. “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433. “Registration Statement” shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A, Rule 430B or Rule 430C. “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A”, “Rule 430B,” “Rule 430C,” “Rule 433” and “Regulation S-K” refer to such rules or regulations under the Act. “Rule 430 Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A, Rule 430B or Rule 430C. Any reference herein to the Registration Statement, the Basic Prospectus, the New Basic Prospectus any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the New Basic Prospectus any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the New Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the New Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A “Delayed Offering” shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 needs to be included in such registration statement at the effective date thereof with respect to the securities so offered.

(f) Neither the Corporation nor the Trust is now, and after the issuance and sale of the Preferred Securities to be sold by the Trust hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” and after giving effect to the transactions described therein will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”).

(g) Neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Corporation, its subsidiaries and, to the knowledge of the Corporation, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(h) The operations of the Corporation and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened.

(i) Neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 2. Purchase and Delivery; Commission. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the aggregate liquidation amount of Preferred Securities set forth opposite such Underwriter’s name on Schedule II hereto.

(b) Payment. As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Subordinated Notes of the Corporation, the Corporation hereby agrees to pay at the Time of Delivery (as defined below) to the Representatives, for the accounts of the several Underwriters, an amount equal to $0.7875 per Preferred Security for the Preferred Securities to be delivered at the Time of Delivery, except that such amount shall equal $0.50 per Preferred Security for the Preferred Securities to be delivered to certain institutions at the Time of Delivery.

The Preferred Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Preferred Securities in book entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. The Trust will deliver the Preferred Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriters of the purchase price therefor to or upon the order of the Trust by wire transfer of immediately available funds, by causing DTC to credit the Preferred Securities to the accounts of the Representatives at DTC. The Trust will cause the certificates representing the Preferred Securities to be made available to the Representatives for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475, at 10 a.m., New York time, on February 13, 2008 (the “Closing Date”) or such other time and date as the Representatives, the Corporation and the Trust may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

Section 3. Agreements. The Corporation and the Trust jointly and severally agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Preferred Securities, the Corporation and the Trust will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or the New Basic Prospectus unless the Corporation and the Trust have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Corporation and the Trust will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed; will prepare a final term sheet, containing solely a description of the Securities in a form approved by you and will file such term sheet pursuant to Rule 433(d) within the time period prescribed; will promptly file all other material required to be filed by the Corporation and the Trust with the Commission pursuant to Rule 433(d) and will provide evidence satisfactory to the Representatives of such timely filing. The Corporation and the Trust will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when any Issuer Free Writing Prospectus shall have been filed with the Commission, (iv) when, prior to termination of the offering of the Preferred Securities, any amendment to the Registration Statement shall have been filed or become effective, (v) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vii) of the receipt by the Corporation or the Trust of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Corporation and the Trust will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Corporation and the Trust promptly will (i) advise the Underwriters promptly of the happening of such event, (ii) prepare and file with the Commission, at the Corporation’s expense, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) As soon as practicable, the Corporation will make generally available to its security holders and to the Representatives an earnings statement or statements of the Corporation and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Corporation and the Trust will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Corporation and the Trust will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Corporation and the Trust will use their best efforts to arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Preferred Securities and will arrange for the determination of the legality of the Preferred Securities for purchase by institutional investors; provided, however, that neither the Corporation nor the Trust shall be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where they are not now subject.

(f) During the period beginning on the date hereof and continuing to and including the date 30 days after the date hereof, the Corporation and the Trust will not, without the consent of the Representatives, offer, sell, contract to sell, announce the offering or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust, the Corporation or any other trust which are substantially similar to the Preferred Securities, including any guarantee of any such securities, or any securities convertible into or exchangeable for or representing the right to receive any such securities.

(g) During the period when the Preferred Securities are outstanding, the Corporation will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) The Corporation agrees to pay all expenses, fees and taxes incident to the performance of its obligations under this Agreement, whether or not any sale of the Preferred Securities is consummated, including, without limitation, (i) the fees, disbursements and expenses of their counsel and the accountants in connection with the issuance and sale of the Preferred Securities and all other fees or expenses in connection with the preparation of the Preliminary Final Prospectus, the Pricing Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectuses prepared by or on behalf of, used by, or referred to by them and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of any engraved Preferred Securities, (iii) the qualification of the Preferred Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Preferred Securities on any securities exchange and any registration thereof under the Exchange Act, (v) any fees payable to investment rating agencies with respect to the

Preferred Securities, (vi) any filing for review of the public offering of the Preferred Securities by the Financial Industry Regulatory Authority and (vii) the fees and disbursements of the Trustee. It is understood, however, that, except as provided in (iii) above and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, any transfer taxes, and any advertising expenses connected with any offers they may make. In no event shall the Corporation or the Trust be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

Section 4. Additional Agreements Relating to Free Writing Prospectuses.

(a) The Corporation and the Trust represent and agree that, other than the final term sheet prepared and filed pursuant to Section 3(a) hereof and the Issuer Free Writing Prospectuses listed on Schedule III hereto, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405.

(b) Each Underwriter represents and agrees that, without the prior consent of the Corporation and the Representatives, except for the final term sheet prepared and filed pursuant to Section 3(a) hereof, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus”, as defined by Rule 433, or that would otherwise constitute a “free writing prospectus” as defined by Rule 405 that would be required to be filed with the Commission.

(c) Any free writing prospectus the use of which has been consented to by the Corporation and the Representatives (including the final term sheet prepared and filed pursuant to Section 3(a) hereof) is listed on Schedule III hereto.

(d) The Corporation and the Trust have complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e) The Corporation and the Trust agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Corporation and the Trust will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

Section 5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Preferred Securities shall be subject to the accuracy of the representations and warranties on the part of the Corporation and the Trust contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Corporation and the Trust made in any certificates pursuant to the provisions hereof, to the performance by the Corporation and the Trust of their obligations hereunder and to the following additional conditions:

(a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 3(a) hereof and any other material required to be filed by the Corporation and the Trust pursuant to Rule 433(d) shall have been filed in the manner and within the time period required by Rule 433 and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Corporation and the Trust shall have furnished to the Representatives the opinion of George P. Long, III, Esq., Senior Counsel and Corporate Secretary of the Corporation, dated the Closing Date (which opinion may be relied upon by Cravath, Swaine & Moore LLP and Davis Polk & Wardwell, counsel for the Underwriters, as to matters of Pennsylvania law), to the effect that:

(i) the Corporation is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except for such power and authority the absence of which would not have a material adverse effect on the Corporation; and the Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(ii) PNC Bank, National Association (“PNC Bank, N.A.”) is validly organized and existing as a national banking association in good standing under the laws of the United States, with all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except for such power and authority the absence of which would not have a material adverse effect on PNC Bank, N.A.;

(iii) all the outstanding shares of capital stock of PNC Bank, N.A. have been duly and validly authorized and issued and (except as provided in 12 U.S.C. § 55) are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of PNC Bank, N.A. are owned by the Corporation either directly or through wholly owned subsidiaries of the Corporation free and clear of any perfected security interest and, to the knowledge of such counsel after due inquiry, any other security interests, claims, liens or encumbrances;

(iv) the Corporation’s authorized equity capitalization, if set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is as set forth in the Final Prospectus; the Preferred Securities conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and, if the Preferred Securities are to be listed on any stock exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Corporation and the Trust have filed a preliminary listing application and all required supporting documents with respect to the Preferred Securities with such stock exchange and nothing has caused such counsel to believe that the Preferred Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution and the satisfaction of other requirements which counsel reasonably believes will be satisfied in due course;

(v) this Agreement has been duly authorized, executed and delivered by the Corporation;

(vi) the Trust Agreement has been duly authorized, executed and delivered by the Corporation, and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally, or general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

(vii) the Guarantee Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally, or general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

(viii) the Indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally, or general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

(ix) the Subordinated Notes have been duly authorized, executed and delivered by the Corporation and when duly authenticated in accordance with the Indenture and delivered and paid for in accordance with this Agreement, will be valid and binding obligations of the Corporation, entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally, or general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

(x) the issuance and sale of the Preferred Securities and the Subordinated Notes and the execution, delivery and performance by the Corporation and the Trust of this Agreement, the Indenture, the Guarantee Agreement, the Trust Agreement, the purchase agreement relating to the Common Securities, and the purchase agreement relating to the Subordinated Notes and the consummation of any other transaction herein contemplated will not (A) violate the Articles of Incorporation or By-laws of the Corporation or PNC Bank, N.A. or (B) violate, result in a breach of, or constitute a default under the terms of any material indenture or other material agreement or instrument known to such counsel to which the Corporation, PNC Bank, N.A. or the Trust is a party or bound or (C) violate any material order or regulation known to such counsel to be applicable to the Corporation, PNC Bank, N.A. or the Trust of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Corporation or the Trust;

(xi) to the best knowledge of such counsel, there is no pending or threatened action, suit, investigation or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Pricing Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Corporation or any of its subsidiaries fairly summarize such matters in all material respects;

(xii) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, the New Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433(d) has been made in the manner and within the time period required by Rule 433; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (other than the financial statements and other financial information contained or incorporated therein, and that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of that Act and the Exchange Act and the respective rules and regulations thereunder; and nothing has come to the attention of such counsel that has caused such counsel to believe that at the Effective Date the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; that the Pricing Disclosure Package as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel does not express any opinion or belief as to (a) the financial statements or schedules or other data of a financial nature included or incorporated therein, (b) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act; and (c) regulatory actions of the applicable regulatory authorities that are not otherwise disclosed by such regulatory authorities. In connection with the foregoing, the Underwriters acknowledge and understand that the character of determinations involved in the process of preparing the Registration Statement and the Final Prospectus (including any documents incorporated by reference) are such that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (including any documents incorporated by reference) except as expressly set forth herein;

(xiii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

(xiv) the Securities, the Guarantee Agreement, the Indenture and the Replacement Capital Covenant conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

In rendering such opinion, such counsel will opine only as to matters involving the application of the laws of the Commonwealth of Pennsylvania or the United States and may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Underwriters, except that it will not be required that such counsel obtain an opinion of New York counsel as to matters of New York law in order to render such opinion or that such counsel express an opinion as to matters arising under the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and matters of federal law arising under the laws of the United States of America, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Corporation and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Representatives shall have received an opinion of special Delaware counsel to the Corporation and the Trust, dated the Closing Date, substantially to the effect that:

(i) the Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to own its property and to its conduct its business, all as set forth in the Trust Agreement;

(iii) the Trust Agreement constitutes a valid and binding obligation of the Corporation and the Trustees, and is enforceable against the Corporation and the Trustees, in accordance with its terms;

(iv) under the Delaware Act and the Trust Agreement, (A) the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, this Agreement and (B) to issue and perform its obligations under the Preferred Securities and the Common Securities of the Trust (the “Common Securities”);

(v) under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust;

(vi) the Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The

Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the Preferred Security Holders may be obligated, pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests to the Property Trustee to exercise its rights and powers under the Trust Agreement;

(vii) the Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement;

(viii) under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and Common Securities is not subject to preemptive rights;

(ix) the issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Subordinated Notes, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and the compliance by the Trust with its obligations thereunder will not violate (A) any of the provisions of the Certificate of Trust or the Trust Agreement or (B) any applicable Delaware law or administrative regulation;

(x) the Delaware Trustee is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware;

(xi) the Delaware Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement; and

(xii) assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other than as may be required under the securities or blue sky laws of the State of Delaware) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the offering, issuance, sale or delivery of the Preferred Securities.

(d) The Representatives shall have received an opinion of Reed Smith LLP counsel to the Corporation, dated the Closing Date, substantially to the effect that:

(i) neither the Corporation nor the Trust is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in Investment Company Act;

(ii) the statements set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee” and “Relationship Among Trust Preferred Securities, Junior Subordinated Notes and the Guarantee,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters described therein;

(iii) the Replacement Capital Covenant entered into by the Corporation on the Closing Date (the “Replacement Capital Covenant”) has been duly authorized, executed and delivered by the Corporation, and constitutes a legal, valid and binding obligation of the Corporation, and assuming that the Corporation complies with its covenant in Section 3(c) of the Replacement Capital Covenant as to public disclosure and notices, if the Replacement Capital Covenant were in effect, Section 2 of the Replacement Capital Covenant would be enforceable against the Company by a Covered Debtholder, including any holder of securities that are deemed to be Covered Debt pursuant to Section 3(d) of the Replacement Capital Covenant, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and general equity principles; and

(iv) the discussion set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Income Tax Consequences,” in so far as it relates to matters of United States federal income tax laws, subject to the qualifications, exceptions, assumptions and limitations described therein, fairly summarize in all material respects the matters set forth therein.

In rendering such opinion, counsel may state that they are passing only on matters of New York, Pennsylvania and United States Federal law. In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Corporation as to laws of any jurisdiction other than the United States or the State of New York, provided that (i) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives, and (ii) counsel shall state in their opinion that they and the Representatives are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Corporation, its subsidiaries and the Trust and certificates of public officials.

(e) The Representatives shall have received an opinion of counsel to the Trust Company, dated the Closing Date, substantially to the effect that:

(i) the Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of New York;

(ii) the Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture;

(iii) the Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement;

(iv) the Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement;

(v) each of the Indenture and the Guarantee Agreement has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively, in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors’ rights generally, and by principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(vi) the Subordinated Notes delivered on the Closing Date have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

(f) The Representatives shall have received from Davis Polk & Wardwell and Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Preferred Securities, the Registration Statement, the Pricing Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Trust shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Corporation as to laws of any jurisdiction other than the United States or the State of New York, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives, and (B) counsel shall state in their opinion that they believe that they and the Representatives are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Corporation, its subsidiaries and the Trust and certificates of public officials.

(g) The Corporation shall have furnished to the Representatives a certificate of the Corporation, signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Corporation, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Corporation in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Corporation has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Corporation’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Corporation and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(h) At the Closing Date, Deloitte and Touche LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited consolidated financial statements included or incorporated in the Registration Statement and the Final Prospectus

and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Corporation and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including the information included or incorporated in Items 1, 5, 6 and 7 of the Corporation’s Annual Report on Form 10-K for the most recent fiscal year incorporated in the Registration Statement and the Final Prospectus, incorporated in the Registration Statement and Final Prospectus, agrees with the accounting records of the Corporation and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

If provided for in Schedule I hereto, at the Execution Time, Deloitte and Touche LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

(i) At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Corporation and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of the Corporation and the audit and executive committees thereof and inquiries of certain officials of the Corporation who have responsibility for financial and accounting matters of the Corporation and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements in or incorporated in the Final Prospectus, nothing came to their attention which caused them to believe that: (1) any unaudited consolidated financial statements included or incorporated in the Registration Statement and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement and the Final Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in borrowed funds of the Corporation and its subsidiaries or any decreases in the capital stock (defined as each of the individual dollar amounts of preferred stock, common stock, and capital surplus) of the Corporation or the stockholders’ equity of the Corporation as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total or per share amounts of consolidated net income of the Corporation or consolidated net interest income except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Corporation as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Corporation and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Corporation’s Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and Final Prospectus, agrees with the accounting records of the Corporation and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

If provided for in Schedule I hereto, at the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

(j) On or subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (h) and (i) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Corporation and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Preferred Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(k) The Preferred Securities shall have received a rating from each of Moody’s Investor Service, Inc. and Standard & Poor’s Rating Services.

(l) On or subsequent to the Applicable Time, there shall not have been any decrease in the rating accorded the Preferred Securities or any other debt securities of the Corporation by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the Securities Act), or any public announcement that any such organization has under surveillance or review their ratings of the Preferred Securities or any other debt securities of the Corporation (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), and if, in any such case, the effect thereof in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the purchase of the Preferred Securities.

(m) At the Closing Date, the Preferred Securities shall have been approved for listing on The New York Stock Exchange, subject only to official notice of issuance, or the Corporation and the Trust shall have filed a preliminary listing application and all required supporting documents with respect to the Preferred Securities with The New York Stock Exchange.

(n) Prior to the Closing Date the Corporation and the Trust shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Preferred Securities.

(o) The Representatives shall have received a certificate, dated such Closing Date, of the chief financial officer of the Corporation regarding specified financial information included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, in form and substance reasonably satisfactory to the Representatives.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Corporation in writing or by telephone or telegraph confirmed in writing.

Section 6. Reimbursement of Underwriters’ Expenses. If the sale of the Preferred Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Corporation or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Corporation and the Trust will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Preferred Securities. In no event shall the Corporation or the Trust be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

Section 7. Indemnification and Contribution. (a) Each of the Corporation and the Trust jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, the New Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation and the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Corporation and the Trust by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or that part of the Registration Statement constituting the “Statement of Eligibility and Qualification” (Form T-1) of the Trustee under the Trust Indenture Act. This indemnity agreement will be in addition to any liability which the Corporation and the Trust may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Corporation and the Trust, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Corporation or the Trust within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Corporation and the Trust to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Corporation and the Trust by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Corporation and the Trust acknowledge that the statements set forth in the last paragraph of the cover page, and under the heading “Underwriting” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization and syndicate covering transactions and penalty bids in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) of this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable, the Corporation and the Trust, on the one hand, and the Underwriters severally, on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Corporation, the Trust and one or more of the Underwriters may be subject in proportion to the relative benefits received by the Corporation and the Trust on the one hand and the Underwriters on the other from the offering of the Securities, such that the Underwriters are responsible for that portion represented by the percentage that the underwriting commission bears to the sum of such commission and the purchase price of the Preferred Securities specified in Schedule I hereto and the Corporation and the Trust are responsible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Preferred Securities) be responsible for any amount in excess of the underwriting commission applicable to the Preferred Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Corporation and the Trust, on the one hand, and the Underwriters severally, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits as described in the immediately preceding sentence but also the relative fault of the Corporation and the Trust on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Corporation or the Trust on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Corporation, the Trust and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Corporation within the meaning of either the Act or the Exchange Act, each officer of the Corporation and the Trust who shall have signed the Registration Statement and each director of the Corporation and the Trust shall have the same rights to contribution as the Corporation and the Trust, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

Section 8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Preferred Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Preferred Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Preferred Securities set forth opposite the names of all the remaining Underwriters) the Preferred Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Preferred Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate liquidation amount of Preferred Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Preferred Securities, and if such non defaulting Underwriters do not purchase all the Preferred Securities, this Agreement will terminate without liability to any non defaulting Underwriter or the Corporation or the Trust. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Trust and any non defaulting Underwriter for damages occasioned by its default hereunder.

Section 9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Corporation and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) trading in the Corporation’s Common Stock shall have been suspended by the Commission or The New York Stock Exchange or trading in securities generally on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Pennsylvania authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, economic or otherwise or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, the effect of which on the financial markets of the United States or any foreign jurisdiction in which the Preferred Securities are to be marketed are such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Preferred Securities.

Section 10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Corporation, the Trust or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Corporation or the Trust or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

Section 11. Fiduciary Duty. The Corporation and the Trust acknowledge and agree that (i) the purchase and sale of the Preferred Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation and the Trust, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation or the Trust, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation or the Trust with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation or the Trust on other matters) or any other obligation to the Corporation or the Trust except the obligations expressly set forth in this Agreement and (iv) the Corporation and the Trust have consulted their own legal and financial advisors to the extent they deemed appropriate. The Corporation and the Trust agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation or the Trust, in connection with such transaction or the process leading thereto.

Section 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or transmitted by any standard form of telecommunication, at the address specified in Schedule I hereto; or, if sent to the Corporation or the Trust, will be mailed, delivered or transmitted by any standard form of telecommunication to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, attention of the Senior Vice President and Chief Financial Officer of the Corporation.

Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 15. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Corporation, the Trust and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

Section 17. Waiver of Jury Trial. The Corporation, the Trust and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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[signature appear on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Corporation, the Trust and the several Underwriters.

Very truly yours,

PNC Capital Trust E, a Delaware statutory trust
By: The PNC Financial Services Group, Inc., as sponsor

By:
Name:
Title:

The PNC Financial Services Group, Inc.

By:
Name:
Title:

Confirmed and accepted, intending to be legally bound, as of the date specified in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

Each, for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated February 6, 2008

Registration Statement No.	333-139913
333-139913-04

Representatives:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

250 Vesey Street

New York, New York 10080

Title, Purchase Price and Description of Preferred Securities:

Title:	7.75% Trust Preferred Securities

Aggregate Liquidation Amount:	$450,000,000

Purchase price:	$25 per Preferred Security

Distribution Rate:	7.75% per annum

Redemption provisions:	As specified in the Trust Agreement

Other provisions:	As specified in the Trust Agreement

Modification of items to be covered by the letter from Deloitte and Touche LLP delivered pursuant to Section 5(h):	Letter from Deloitte and Touche LLP to be delivered pursuant to Section 5(h) at the Closing Date, not also at the Execution Time.

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 5(i):	Letter from PricewaterhouseCoopers LLP to be delivered pursuant to Section 5(i) at the Closing Date, not also at the Execution Time.

SCHEDULE II

Underwriters	Liquidation Amount of Preferred Securities to be Purchased
Morgan Stanley & Co. Incorporated	$112,500,000
Citigroup Global Markets Inc.	$112,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$112,500,000
UBS Securities LLC	$112,500,000

Total	$450,000,000

SCHEDULE III

1.	The Final Term Sheet filed pursuant to Section 3(a) of this Agreement